Exhibit 5.1

401 9th Street NW, Suite 400 South Washington, DC 20004 Telephone: 202-220-6900 Fax: 202-220-6945 www.lockelord.com

November 5, 2009

Panhandle Eastern Pipe Line Company, LP
5444 Westheimer Road
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (“Panhandle”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by Panhandle and Southern Union Company (“Southern Union”) (Panhandle’s parent company) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of debt securities of Panhandle (the “Debt Securities”).

We have reviewed the Registration Statement, including the prospectus that is part of the Registration Statement (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Prospectus, as supplemented by one or more Prospectus Supplements will provide for the issuance and sale by Panhandle of the Securities.

The Debt Securities will be issued pursuant to the Indenture, dated March 29, 1999, between Panhandle and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association and NBD Bank), as trustee (the “Trustee”), as amended and supplemented by one or more supplemental indentures with respect to the Debt Securities (collectively, the “Indentures”).

We have examined the Registration Statement and the documents filed as exhibits thereto with the Commission.  We have also examined and relied upon the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Panhandle and Southern Union and have not sought to independently verify such matters.

In rendering the opinions set forth below, we have assumed the genuineness and authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that:

A.
at any time Panhandle issues Debt Securities, Panhandle will be validly existing and in good standing under the laws of the State of Delaware, the Registration Statement will be effective and such effectiveness shall not have been terminated or rescinded, and there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities from the date hereof until the time of their issuance;

B.
at any time Panhandle issues Debt Securities, the Board of Directors of Southern Union (as sole member of Southern Union Panhandle LLC, acting as the general partner of Panhandle) shall have duly established the terms of such Debt Securities and duly authorized the issuance and sale of such Debt Securities, and such authorization shall not have been modified or rescinded;

C.
none of the terms of the Debt Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Securities, nor the compliance by Panhandle thereof with the terms of such Debt Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Panhandle, or any restriction imposed by any court or governmental body having jurisdiction over Panhandle; and

D.
to the extent the obligations of Panhandle under the Indenture may be dependent thereon, the Indenture has been duly authorized, executed and delivered by the Trustee and the Indenture is now, and at the time of execution, authentication, issuance and delivery of any Debt Securities will be, the valid and legally binding obligation of the Trustee; the Trustee for the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Indenture; the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

Based upon the foregoing, in reliance thereon, and subject to the qualifications and limitations herein stated, we are of the opinion that:

1.
When (i) the Board of Directors of Southern Union (as sole member of Southern Union Panhandle LLC, acting as the general partner of Panhandle) adopts resolutions authorizing the issuance of particular Debt Securities and (ii) Panhandle and the Trustee duly execute and deliver the supplemental indenture that establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Panhandle against payment therefore in accordance with the terms and provisions of the Indenture as contemplated by the Registration Statement, the Prospectus, and the related Prospectus Supplement(s), and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the

Prospectus, and the related Prospectus Supplement(s) and (b) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, and the Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of Panhandle.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Debt Securities on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The opinions rendered herein are limited to the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also hereby consent to the reference to our name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or of the rules and regulations of the Commission relating thereto.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Locke Lord Bissell & Liddell LLP

                                                                             LOCKE LORD BISSELL & LIDDELL LLP